UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2012, Timothy Taylor, one of the Phillips 66 representatives to the Board of Directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the ultimate general partner of DCP Midstream Partners, LP (the “Partnership”), resigned as a director of the Board due to changes in his areas of responsibility at Phillips 66. Mr. Taylor’s resignation was effective July 19, 2012 and there were no disagreements between Mr. Taylor and the General Partner or the Partnership regarding any matter or relating to the Partnership’s operations, policies or practices. Mr. Taylor was not serving on any committees of the Board.

Also effective July 19, 2012, Mr. Andy Viens was appointed as a Phillips 66 representative to the Board to take Mr. Taylor’s position. Mr. Viens is currently the President of Global Marketing for Phillips 66. Prior to being named to his current role, Mr. Viens served as President of Global Marketing for ConocoPhillips since 2010. Prior to that time, Mr. Viens served in a variety of capacities at ConocoPhillips including as President, U.S. Marketing and General Manager, Commercial Marine. Prior to joining ConocoPhillips he was with Tosco where he served in various marketing roles.

There are no arrangements or understandings between Mr. Viens and any other person pursuant to which Mr. Viens was selected as a director. Mr. Viens does not have any family relationships with any director or other executive officer of the Partnership or any person nominated or chosen by the Partnership to become a director or executive officer. There are no transactions in which Mr. Viens has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has not named Mr. Viens to any committees of the Board at this time.

Following these changes, the board members affiliated with the General Partner or its owners will be Tom O’Connor, Mark Borer, Mark Fiedorek, Greg Maxwell and Andy Viens. The continuing independent directors of the board are Paul Ferguson, Frank McPherson, Tom Morris, and Steve Springer.

The General Partner serves as the ultimate general partner of the Partnership, holding a general partner interest in the Partnership. DCP Midstream, LLC currently owns 100% of the General Partner, which allows it to control the Partnership, and owns an approximate 26% limited partner interest in the Partnership. DCP Midstream, LLC is a joint venture equally owned by Spectra Energy Corp. and Phillips 66, following the May 1, 2012 separation of Phillips 66 and ConocoPhillips. For relationships between the Partnership, the General Partner, DCP Midstream, LLC and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

July 24, 2012